Exhibit 10.3

LITHIA MOTORS, INC.

AMENDED AND RESTATED

2003 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE OF THE PLAN

The purposes of this Stock Incentive Plan (the “Plan”) are to attract, retain and provide incentive compensation to employees, non-employee directors and others who contribute to the long-term financial success of LITHIA MOTORS, INC., an Oregon corporation (the “Company”) and to more closely align their interests with those of the Company and its shareholders. This Plan amends and restates in its entirety the 2003 Stock Incentive Plan.

ARTICLE II

DEFINITIONS

As used herein, the following definitions will apply:

(a)	“Acquired Company” means any corporation or other entity that becomes a majority owned subsidiary of the Company, after the Effective Date, by merger, consolidation, acquisition of all or substantially all of its assets or otherwise.

(b)	“Authorized Shares” means the number of shares of Common Stock authorized for issuance pursuant to Section 3.1 of this Plan.

(c)	“Available Shares” means the number of shares of Common Stock available under this Plan at any time for future issuance under Stock Options, Stock-Settled SARs, Performance Share Awards or Restricted Share Awards, as provided in Section 3.2 of this Plan.

(d)	“Award” means any agreement to issue a Stock Option, a Stock-Settled SAR, or to make a Performance Share Award or a Restricted Share Award pursuant to this Plan. An Award shall, for all purposes, be deemed to have been made on the later of (i) the date when the Company completes all necessary corporate action necessary to authorize the Award or such later date as specified in such corporate action or (ii) when the maximum number of shares covered by the Award can be determined (excluding from such determination the effects of any vesting provisions including Performance Goals and excluding provisions adjusting the number of shares pursuant to Section 11.1 of Article XI of this Plan) regardless of the date on which the written agreement evidencing the Award is prepared or executed by the Company or the Recipient.

(e)	“Board of Directors” means the Board of Directors of the Company.

(f)	“Committee” means any committee appointed by the Board of Directors in accordance with Article V of this Plan, or, the Board of Directors, if no such committee is then in existence.

(g)	“Common Stock” means the common stock of the Company.

(h)	“Company” means Lithia Motors, Inc. and, unless the context requires otherwise, any successor or assignee of the Company by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise. As used in connection with either the term “Employee” or “Service,” it includes Subsidiaries of the Company.

(i)	“Corporate Transaction” means (i) the adoption of a plan of dissolution or liquidation with respect to the Company, (ii) the consummation of any plan of exchange, merger or consolidation with one or more corporations in which the Company is not the surviving entity (other than a merger of the Company into a wholly-owned subsidiary of the Company or a reincorporation of the Company in a different jurisdiction), or in which the security holders of the Company prior to such transaction do not receive in the transaction securities with voting rights with respect to the election of directors equal to 50% or more of the votes of all classes of securities of the surviving corporation or (iii) the consummation of a sale of all of substantially all of the assets of the Company following a shareholder vote on such sale.

(j)	“Disabled” means having a mental or physical impairment that has lasted or is expected to last for a continuous period of 12 months or more and, in the Committee’s sole discretion, renders a Recipient unable to perform the duties that were assigned to the Recipient during the 12 month period prior to such determination. The Committee’s determination of the existence of an individual’s disability will be effective when communicated in writing to the Recipient and will be conclusive on all of the parties.

(k)	“Employee” means any person employed by the Company or a Subsidiary of the Company.

(l)	“Exercise Price” means the price per share at which shares of Common Stock may be purchased upon exercise of a Stock Option or a Stock-Settled SAR.

(m)	“Fair Market Value” with respect to shares of Common Stock for any date means:

1) If the Common Stock is traded on a national securities exchange or on either the NASDAQ National Market or NASDAQ SmallCap Market, the “Fair Market Value” of a share of Common Stock will be the average between the lowest and highest reported sales price of the Common Stock for such date, or if no transactions occurred on such date, on the last date on which trades occurred;

2) If the Common Stock is not traded on a national securities exchange or on NASDAQ but bid and asked prices are regularly quoted on the OTC Bulletin Board Service, by the National Quotation Bureau or any other comparable service, the “Fair Market Value” of a share of Common Stock will be the average between the highest bid and lowest asked prices of the Common Stock as reported by such service at the close of trading for such date or, if such date was not a business day, on the preceding business day; or

3) If there is no public trading of the Common Stock within the terms of subparagraphs 1 or 2 of this subsection, the “Fair Market Value” of a share of Common Stock will be as determined by the Committee in its good faith discretion.

(n)	“Option Agreement” means the written agreement between the Company and a Recipient that evidences a Stock Option awarded pursuant to this Plan. Each Option Agreement shall be subject to the terms and conditions of this Plan.

(o)	“Outstanding Stock Options” means all Stock Options awarded pursuant to this Plan that, at such time, have not yet expired and have not either been terminated or cancelled.

(p)

“Performance Goals” means any of the following performance criteria or combination of the following performance criteria applied either to the Company as a whole, as to any Subsidiary or as to any business unit of the Company or any Subsidiary and measured on an actual or as adjusted basis applied on a quarterly, annual or cumulative basis or relative to pre-established targets, previous period results or a designated comparison group, in each case as specified by the Committee in the agreement evidencing an Award: (i) net revenue, (ii) net margin, (iii) operating income, (iv) operating cash flow, (v) earnings before interest, taxes, depreciation and amortization, (vi) earnings before interest and taxes, (vii) net income before income taxes, (viii) net income, (ix) new product introduction, (x) product release schedules, (xi) market segment share,

(xii) product cost reduction, (xiii) customer satisfaction, (xiv) quality criteria, or (xv) other business objectives. The Committee shall determine whether or the extent to which any Performance Goal is achieved and may appropriately adjust any evaluation of performance to exclude, in whole or in part, any extraordinary non-recurring items, accruals for reorganization or restructuring events, asset write-downs, judgments, settlement amounts and expenses associated with litigation, and the effect of changes in tax law or accounting principles.

(q)	“Performance Share Award” means an Award of shares of Common Stock pursuant to Article IX of this Plan subject to the terms of a Share Vesting Agreement in which vesting is based, either in whole or in part, to the achievement of certain Performance Goals.

(r)	“Recipient” means any individual who is awarded a Stock Option, a Stock-Settled SAR, a Performance Share Award or a Restricted Share Award pursuant to this Plan.

(s)	“Restricted Share Award” means an Award of shares of Common Stock pursuant to Article X of this Plan, regardless of whether the Recipient receives the shares covered by such Award solely for services or for a combination of services and cash payment to the Company, pursuant to a Share Vesting Agreement.

(t)	“Securities Act” means the Securities Act of 1933, as amended.

(u)	“Service” means the continued employment of an Employee, service as director of the Company, service as a director of a Subsidiary of the Company or the regular provision of services to the Company or a Subsidiary of the Company under an independent contractor arrangement. If a recipient ceases to provide Service with the Company or a Subsidiary of the Company in one capacity but continues to provide Service in another capacity or contemporaneously begins to provide Service in another capacity, the recipient shall, for purposes of this Plan, be deemed to have continued in Service without interruption.

(v)	“Share Vesting Agreement” means the written agreement between the Company and a Recipient that evidences either a Performance Share Award or a Restricted Share Award made pursuant to this Plan. Each Share Vesting Agreement shall be subject to the terms and conditions of this Plan.

(w)	“Stock-Settled SAR” means the right to acquire shares of Common Stock in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the Exercise Price per share multiplied by the number of shares covered by the right awarded under Article VII of this Plan.

(x)	“Stock-Settled SAR Agreement” means the written agreement between the Company and a Recipient that evidences a Stock-Settled SAR pursuant to this Plan. Each Stock-Settled SAR Agreement shall be subject to the terms and conditions of this Plan.

(y)	“Subsidiary” of the Company means any corporation or other entity owned or controlled by the Company in an unbroken chain of corporations or other entities in which each of the corporations or other entities other than last corporation or other entity owns 50 percent or more of the total combined voting power of all classes of equity ownership interests in the other corporations or other entities in such chain.

(z)	“Stock Option” means a Stock Option awarded pursuant to Article VI of this Plan.

(aa)	“Tax Withholding” means all amounts determined by the Company to be required to satisfy applicable federal, state and local tax withholding requirements upon the exercise of a Stock Option, the disqualifying disposition of shares of Common Stock acquired by exercise of a Stock Option, the vesting of shares under a Performance Share Award or Restricted Share Award, a Recipient making an election under Section 83(b) of the Internal Revenue Code with respect to a Performance Share Award or Restricted Share Award or as otherwise may be required under applicable tax laws.

ARTICLE III

STOCK SUBJECT TO THE PLAN

3.1 Aggregate Number of Authorized Shares. Subject to adjustment in accordance with Section 10.1, the total number of shares of Common Stock authorized for issuance under all Awards pursuant to this Plan is established at 2,200,000 shares.

3.2 Number of Available Shares. At any point in time, the number of Available Shares shall be the number of Authorized Shares at such time minus:

(a)	the number of shares of Common Stock issued prior to such time upon the exercise of Stock Options and Stock-Settled SARs that were awarded pursuant to this Plan; and

(b)	the number of shares covered by outstanding Stock Options and Stock-Settled SARs that were awarded pursuant to this Plan to the extent that such have not been exercised at such time; and

(c)	the number of shares of Common Stock covered by Performance Share Awards and Restricted Share Awards made pursuant to this Plan prior to such time except to the extent that unvested shares have been forfeited and repurchased by the Company pursuant to the terms of a Share Vesting Agreement.

As a result of the foregoing, if a Stock Option or Stock-Settled SAR expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock covered by such Stock Option or Stock-Settled SAR that were not acquired through the exercise of such Award will again become Available Shares. Upon the exercise in full of a Stock-Settled SAR, all shares covered by that Award other than the shares actually issued upon such exercise, will again become Available Shares. If shares of Common Stock covered by a Performance Share Award or Restricted Share Award are repurchased by the Company pursuant to the terms of a Share Vesting Agreement, those shares will again become Available Shares. If shares of Common Stock covered by an Award are surrendered by a Recipient to satisfy any Tax Withholding obligations, those shares will again become Available Shares.

3.3 Reservation of Shares. Available Shares shall consist of authorized but unissued shares of Common Stock of the Company. By appropriate resolution of the Board of Directors, the Company at all times will reserve for issuance shares of Common Stock equal to the sum of (i) the number of shares covered by Outstanding Stock Options to the extent that such Stock Options have not been exercised at such time and (ii) the number of Available Shares. By action of the Board of Directors, the Company may repurchase issued and outstanding shares for purposes of providing Available Shares under this Plan but the Company is not required to make such repurchases and any such repurchases shall not effect the calculation of the number of Authorized Shares or Available Shares.

3.4 Annual Limit on Number of Shares to Any One Person. No person will be eligible to receive Awards pursuant to this Plan which, in aggregate, exceed 75,000 shares in any calendar year except in connection with the hiring or commencement of services from such person in which case such limit shall be 100,000 shares during such calendar year. However, the foregoing limitation shall not apply to Awards of Stock Options in substitution for outstanding stock options of an Acquired Company that are cancelled in connection with the acquisition of such Acquired Company.

ARTICLE IV

COMMENCEMENT AND DURATION OF THE PLAN

4.1 Effective Date of the Plan. This Plan will be effective as of the date on which it was adopted by the Board of Directors. However, the implementation of this Plan shall be subject to the provisions of Section 4.2.

4.2 Shareholder Approval of the Plan. Within twelve (12) months of the date on which this Plan was adopted by the Board of Directors, this Plan will be submitted to the shareholders of the Company for their approval. This Plan will be deemed approved by the shareholders if approved by a majority of the votes cast at a duly held meeting of the Company’s shareholders at which a quorum is present in person or by proxy. Awards may be made pursuant to this Plan prior to such shareholder approval provided that such Awards are conditioned upon such approval and state by their terms that they will be null and void if shareholder approval is not obtained.

4.3 Termination of the Plan. This Plan will terminate March 4, 2013. In addition, the Board of Directors will have the right to suspend or terminate this Plan at any time. Termination of the Plan will not terminate or otherwise affect any outstanding Stock Option, Stock-Settled SAR, Performance Share Award, Restricted Share Award, Option Agreement, Stock-Settled SAR Agreement or Share Vesting Agreement.

ARTICLE V

ADMINISTRATION OF THE PLAN

Subject to the provisions of this Plan and any additional terms or conditions which, from time to time, may be imposed by the Board of Directors, the Committee will administer this Plan and, in its sole discretion, will have the authority to award Stock Options, Stock-Settled SARs, Performance Share Awards and Restricted Share Awards in accordance with Articles VI, VII, IX and X respectively. The Board of Directors shall retain (but may delegate to the Committee) the right to agree to award Stock Options, Stock-Settled SARs, Performance Share Awards or Restricted Share Awards in substitution for outstanding unexercised stock options or unvested share grants made by the Acquired Company prior to the date of such acquisition in accordance with Section 11.2 of Article XI. From time to time, the Committee may adopt rules and regulations relating to the administration of this Plan and may seek the advice of legal, tax, accounting and compensation advisors. Decisions of the Committee with respect to the administration of this Plan, the interpretation or construction of this Plan, or the interpretation or construction of any written agreement evidencing an Award will be final and conclusive, subject only to review by the full Board of Directors. The Committee shall not directly reduce or adjust the exercise price of any outstanding Stock Option, nor indirectly do so by canceling such outstanding Stock Option and replacing it with a similar award with a lower exercise price. Notwithstanding the foregoing, the Committee may exchange Restricted Stock Grants for outstanding Stock Options at such ratio as the Committee deems appropriate in the exercise of its fiduciary duties. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement evidencing an Award in the manner and to the extent it deems appropriate.

The Board of Directors shall appoint the members of the Committee, which shall consist of at least two directors from the Board of Directors. The appointment to the Committee of one or more directors who are not “outside directors” as such term is defined in Treasury Regulation §1.162-27(e)(3), one or more directors who are not “non-employee directors” as such term is defined in Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, (“Rule 16b-3”) or one or more directors that fail to meet the requirements for service on a compensation committee as set forth in the listing standards of the exchange or market on which the Common Stock primarily trades shall not invalidate any of the actions of the Committee. Any member of the Committee that is not an outside director, as such term is defined, is referred to in this paragraph as an “Abstaining Director” with respect to any action by the Committee, for which Section 162(m) of the Internal Revenue Code requires the approval of a committee consisting solely of outside directors. Any member of the Committee that is not a non-employee director, as such term is defined, is referred to in this paragraph as an “Abstaining Director” with respect to any action by the Committee for which Rule 16b-3 requires the approval of a committee consisting solely of non-employee directors. Any member of the Committee that fails to meet the requirements of the listing standards of the exchange or market on which the Common Stock primarily trades is referred to in this paragraph as an “Abstaining Director” with respect to any action by the Committee that requires the approval of a committee consisting solely of directors meeting those requirements. An Abstaining Director shall be deemed to have abstained from such action (notwithstanding any statement to the contrary which may be contained in minutes of a meeting of the Committee) and the assent of any such director shall be ignored for purposes of determining whether or not any such actions were approved by the Committee. If the Committee proposes to take an action by unanimous consent in lieu of a meeting, an Abstaining Director shall be deemed to not be a member of the Committee for the purpose of such consent with respect to any actions for which such member is deemed to be an Abstaining Director.

If no Committee is appointed, the Board of Directors will have all the powers, duties and responsibilities of the Committee as set forth in this Plan. In addition, the Board of Directors may abolish a Committee and assume the duties and responsibilities of the Committee at any time by resolution duly adopted by the Board of Directors.

ARTICLE VI

STOCK OPTION TERMS AND CONDITIONS

Stock Options may be awarded pursuant to this Plan in accordance with the following terms and conditions.

6.1 Requirement for a Written Option Agreement. Each Stock Option will be evidenced by a written Option Agreement. The Committee, from time to time, will determine the form of Option Agreement to be used for purposes of evidencing Stock Options awarded pursuant to this Plan. Except as provided in Section 11.2 of Article XI, the terms of the Option Agreement evidencing a Stock Option must be consistent with this Plan, including but not limited to this Article VI. Any inconsistencies between any Option Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as expressly required by this Article VI, the terms and conditions of each Stock Option do not need to be identical.

6.2 Who may be Awarded a Stock Option. A Stock Option may be awarded to any Employee, any director of the Company or of any Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or an of its Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Stock Options are awarded pursuant to this Plan. In addition, substitute Stock Options may be awarded pursuant to Section 11.2 of Article XI to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

6.3 Number of Shares Covered by a Stock Option. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Stock Option awarded pursuant to this Plan. The number of shares covered by each Stock Option shall be specified in the Option Agreement.

6.4 Vesting Under a Stock Option. The Committee, in its sole discretion, shall determine whether a Stock Option is immediately exercisable as to all of the shares of Common Stock covered by such option or whether it is exercisable only in accordance with a time-based vesting schedule, Performance Goals or a combination of the foregoing, all as determined by the Committee. Any such vesting terms and conditions shall be specified in the Option Agreement. Notwithstanding any term to the contrary in any Option Agreement, a Stock Option that is awarded to a person who, at the time of the Award, was an executive officer of the Company will not become exercisable until after six (6) months from the date of such Award unless the Award was approved either by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full Board of Directors.

6.5 Exercise Price of a Stock Option. The Exercise Price for each Stock Option will be at least 100% of the Fair Market Value of a share of Common Stock as of the date on which the Stock Option was awarded. However, if it is subsequently determined that the Exercise Price as stated in the Option Agreement evidencing a Stock Option is less than 100% of the Fair Market Value of a share of Common Stock as of the date on which an option was awarded, such fact will not invalidate the Stock Option.

6.6 Duration of a Stock Option—Generally. The Committee, in its sole discretion, will determine the term of each Stock Option provided that such term will not exceed 10 years from the date on which such option was awarded. The term of each Stock Option shall be set forth in the Option Agreement. The Recipient shall have no further right to exercise a Stock Option following the expiration of such term.

6.7 The Effect of Termination of the Recipient’s Service with the Company on the Term of a Stock Option. If a Recipient’s Service with the Company terminates for any reason other than as a result of the Recipient dying or becoming Disabled (as provided for in Section 6.9 and Section 6.10, respectively), all Stock Options that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 30 days following the date the Recipient ceased to be in Service with the Company, unless provided otherwise in the Option Agreement. The foregoing provision will not extend the time within which a Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient’s Service with the Company terminated.

6.8 The Effect of a Leave of Absence on a Stock Option. Unless otherwise provided in the Option Agreement evidencing a Stock Option, a Recipient’s Service shall not be deemed to have terminated if the Recipient is on sick leave, family leave, military leave or any other leave of absence that is approved by the Committee. The Committee, in its sole discretion, may determine whether a Stock Option shall continue to vest during any sick leave, family leave, military leave or other approved leave of absence.

6.9 The Effect of the Death of a Recipient on the Term of a Stock Option. If a Recipient’s Service with the Company terminates as a result of the Recipient’s death, all Stock Options that have been awarded to such Recipient will terminate to the extent that they are not previously exercised within 12 months following the date of the Recipient’s death. The foregoing provision will not extend the time within which a Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient’s death.

6.10 The Effect of the Disability of a Recipient on the Term of a Stock Option. If a Recipient’s Service with the Company terminates as a result of the Recipient becoming Disabled, all Stock Options that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 12 months following the date of the Recipient becoming Disabled. The foregoing provision will not extend the time within which a Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient became Disabled.

6.11 Options Intended Not to Qualify as Incentive Stock Options. Stock Options issued pursuant to this Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

ARTICLE VII

STOCK-SETTLED SARS TERMS AND CONDITIONS

Stock-Settled SARS may be awarded pursuant to this Plan in accordance with the following terms and conditions.

7.1 Requirement for a Written Stock-Settled SAR Agreement. Each Stock-Settled SAR will be evidenced by a written Stock-Settled SAR Agreement. The Committee, from time to time, will determine the form of Stock-Settled SAR Agreement to be used for purposes of evidencing Stock-Settled SARs awarded pursuant to this Plan. Except as provided in Section 11.2 of Article XI, the terms of the Stock-Settled SAR Agreement must be consistent with this Plan, including but not limited to this Article VII. Any inconsistencies between any Stock-Settled SAR Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as expressly required by this Article VII, the terms and conditions of each Stock-Settled SAR do not need to be identical.

7.2 Who may be Awarded a Stock-Settled SAR. A Stock-Settled SAR may be awarded to any Employee, any director of the Company or of a Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Stock-Settled SARs are awarded pursuant to this Plan. In addition, substitute Stock-Settled SARs may be awarded pursuant to Section 11.2 of Article XI to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

7.3 Number of Shares Covered by a Stock-Settled SAR. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Stock-Settled SAR awarded pursuant to this Plan. The number of shares covered by each Stock-Settled SAR shall be specified in the Stock-Settled SAR Agreement.

7.4 Vesting Under a Stock-Settled SAR. The Committee, in its sole discretion, shall determine whether a Stock-Settled SAR is immediately exercisable as to all of the shares of Common Stock covered by the Stock-Settled SAR or whether it is exercisable only in accordance with a time-based vesting schedule, Performance Goals or a combination of the foregoing, all as determined by the Committee. Any such vesting terms and conditions shall be specified in the Stock-Settled SAR Agreement. Notwithstanding any term to the contrary in any Stock-Settled SAR Agreement, a Stock-Settled SAR that is awarded to a person who, at the time of the Award, was an executive officer of the Company will not become exercisable until after six (6) months from the date of such Award unless the Award was approved either by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full Board of Directors.

7.5 Exercise Price of a Stock-Settled SAR. The Exercise Price for each Stock-Settled SAR will be at least 100% of the Fair Market Value of a share of Common Stock as of the date on which the Stock-Settled SAR was awarded. However, if it is subsequently determined that the Exercise Price as stated in the Stock-Settled SAR Agreement evidencing a Stock-Settled SAR is less than 100% of the Fair Market Value of a share of Common Stock as of the date on which an option was awarded, such fact will not invalidate the Stock-Settled SAR.

7.6 Effect of Exercise of a Stock-Settled SAR. Exercise of a Stock-Settled SAR results in the Recipient receiving net shares of Common Stock with an aggregate Fair Market Value as of the date of such exercise equal to (i) the difference between the Fair Market Value of a share of Common Stock as of the exercise date minus the Exercise Price of the SAR, multiplied by (ii) the number of shares covered by the Stock-Settled SAR as to which it is being exercised, rounded down to the nearest whole number. A Stock-Settled SAR may be exercised as to all of the shares covered by it or may be exercised only in part.

7.7 Duration of a Stock-Settled SAR—Generally. The Committee, in its sole discretion, will determine the term of each Stock-Settled SAR provided that such term will not exceed 10 years from the date on which such option was awarded. The term of each Stock-Settled SAR shall be set forth in the Stock-Settled SAR Agreement. The Recipient shall have no further right to exercise a Stock-Settled SAR following the expiration of such term.

7.8 The Effect of Termination of the Recipient’s Service with the Company on the Term of a Stock-Settled SAR. If a Recipient’s Service with the Company terminates for any reason other than as a result of the Recipient dying or becoming Disabled (as provided for in Section 7.10 and Section 7.11, respectively), all Stock-Settled SARs that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 30 days following the date the Recipient ceased to be in Service with the Company, unless provided otherwise in the Stock-Settled SAR Agreement. The foregoing provision will not extend the time within which a Stock-Settled SAR may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient’s Service with the Company terminated.

7.9 The Effect of a Leave of Absence on a Stock-Settled SAR. Unless otherwise provided in the Stock-Settled SAR Agreement evidencing a Stock Option, a Recipient’s Service shall not be deemed to have terminated if the Recipient is on sick leave, family leave, military leave or any other leave of absence that is approved by the Committee. The Committee, in its sole discretion, may determine whether a Stock-Settled SAR shall continue to vest during any sick leave, family leave, military leave or other approved leave of absence.

7.10 The Effect of the Death of a Recipient on the Term of a Stock-Settled SAR. If a Recipient’s Service with the Company terminates as a result of the Recipient’s death, all Stock-Settled SARs that have been awarded to such Recipient will terminate to the extent that they are not previously exercised within 12 months following the date of the Recipient’s death. The foregoing provision will not extend the time within which a Stock-Settled SAR may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient’s death.

7.11 The Effect of the Disability of a Recipient on the Term of a Stock-Settled SAR. If a Recipient’s Service with the Company terminates as a result of the Recipient becoming Disabled, all Stock-Settled SARs that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 12 months following the date of the Recipient becoming Disabled. The foregoing provision will not extend the time within which a Stock-Settled SAR may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient became Disabled.

ARTICLE VIII

EXERCISE OF STOCK OPTIONS AND STOCK SETTLED SARS

8.1 Notice of Exercise. A Stock Option or a Stock-Settled SAR may be exercised only by delivery to the Company of written notice directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company. The notice will specify (i) the number of shares of Common Stock being purchased, (ii) the method of payment of the Exercise Price of a Stock Option, (iii) the method of payment of the Tax Withholding if required, and (iv), unless a registration under the Securities Act is in effect with respect to the Plan at the time of such exercise, the notice of exercise shall contain such representations as the Company determines to be necessary or appropriate in order for the sale of shares of Common Stock being purchased pursuant to such exercise to qualify for exemptions from registration under the Securities Act and other applicable state securities laws. If the date of expiration or termination of a Stock Option or Stock-Settled SAR falls on a day on which the principal business office of the Company is not open for business, the notice of exercise must be delivered to the Company no later than the last business day prior to such expiration or termination date in order for the notice of exercise to be timely.

8.2 Payment of Exercise Price. No shares of Common Stock will be issued upon the exercise of any Stock Option unless and until payment or adequate provision for payment of the Exercise Price of such shares has been made in accordance with this subsection. The Committee, in its sole discretion, may provide in any Option Agreement for the payment of the Exercise Price in cash (including by check), by delivery of a full-recourse promissory note, by the delivery of shares of Common Stock or other securities issued by the Company in accordance with Section 12.7, by the application of shares that could be received upon exercise of the Stock Option in accordance with Section 12.7, or by any combination of the foregoing. In the absence of such terms in the Option Agreement, the Exercise Price shall be paid in cash (including by check). The Committee, in its sole discretion, may permit a Recipient to elect to pay the Exercise Price by authorizing a duly registered and licensed broker-dealer to sell the shares of Common Stock to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price.

8.3 Payment of Tax Withholding Amounts. Upon the exercise of any Stock Option (except Incentive Stock Options issued under previous plans) or Stock-Settled SAR (including any Stock Option or Stock-Settled SAR transferred by the Recipient pursuant to Section 12.5), either with the delivery of the notice of exercise or upon notification of the amount due, each Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. The Option Agreement or Stock-Settled SAR Agreement may provide for, or the Committee, in its sole discretion, may allow, the Recipient to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Recipient, including salary, (iii) by delivery of shares of Common Stock or other securities of the Company in accordance with Section 12.7, (iv) by the application of shares that could be received upon exercise of the Stock Option or Stock-Settled SAR in accordance with Section 12.7 but only up to the minimum statutorily required tax withholding amounts, or (v) any combination of the foregoing. In the absence of such terms in the Option Agreement or Stock Settled SAR Agreement, the Tax Withholding shall be paid in cash (including by check) or the Committee may authorize payment or provision for the Tax Withholding by any other means permitted by this Section 8.3.

By receiving and upon exercise of a Stock Option or a Stock-Settled SAR, the Recipient shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Recipient. The Committee, in its sole discretion, may permit a Recipient to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be issued upon an exercise of a Stock Option or a Stock-Settled SAR unless and until payment or adequate provision for payment of the Tax Withholding has been made. If, either as a result of the exercise of a Stock Option or a Stock-Settled SAR or the subsequent disqualifying disposition of shares acquired through such exercise, the Company determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Recipient, the Recipient will pay such additional amount to the Company immediately upon demand by the Company. If the Recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Recipient, including salary.

8.4 Issuance of Shares. Notwithstanding the good faith compliance by the Recipient with all of the terms and conditions of an Option Agreement and with this Article VIII, the Recipient will not become a shareholder and will have no rights as a shareholder with respect to the shares covered by such Stock Option until the issuance of shares pursuant to the exercise of such Stock Option is recorded on the stock transfer record of the Company. The

Company will not unreasonably delay the issuance of a stock certificate and shall exercise reasonable efforts to cause such stock certificate to be issued to the Recipient as soon as is practicable after the compliance by the Recipient with all of the terms and conditions of the Option Agreement and with this Article VIII. In addition, when the payment of the Exercise Price is permitted under Section 8.2 to be remitted to the Company by a broker-dealer in connection with the sale of some or all of the shares covered by the Stock Option, the Recipient shall be considered a shareholder and to own the shares being purchased by such exercise upon the Company receiving both the Recipient’s notice of exercise and the broker-dealer’s agreement to remit to the Company the Exercise Price in a form satisfactory to the Company in its sole discretion.

ARTICLE IX

PERFORMANCE SHARE AWARDS

Performance Share Awards may be made pursuant to this Plan in accordance with the following terms and conditions.

9.1 Requirement for a Written Share Vesting Agreement. Each Performance Share Award will be evidenced by a Share Vesting Agreement. The Committee will determine from time to time the form of Share Vesting Agreement to be used to evidence Performance Share Awards made pursuant to this Plan. Except as provided in Section 11.2 of Article XI, the terms of each Share Vesting Agreement must be consistent with this Plan. Any inconsistencies between any Share Vesting Agreement and this Plan will be resolved in will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article IX, the terms and conditions of each Performance Share Award do not need to be identical.

9.2 Who May Receive a Performance Share Award. A Performance Share Award may be made to any Employee, any director of the Company or of a Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Performance Share Awards are awarded pursuant to this Plan. In addition, substitute Performance Share Awards may be awarded pursuant to Section 11.2 of Article XI to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

9.3 Number of Shares Covered by a Performance Share Award. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Performance Restricted Share Award made pursuant to this Plan. The Share Vesting Agreement shall specify the number of shares of Common Stock covered by such Performance Share Award.

9.4 What the Recipient Must Deliver to Receive a Performance Share Award. The Committee, in its sole discretion, will determine whether the Recipient, in order to receive the Performance Share Award, must make a payment, either in cash (including by check), by delivery of a promissory note or by delivery of other securities of the Company (including options to purchase securities of the Company), to the Company of all or some portion of the Fair Market Value of the shares of Common Stock covered by the Performance Share Award. To the extent that the sum of any cash payment, any promissory note and any other securities received by the Company from the Recipient in connection with a Performance Share Award is less than the Fair Market Value of the shares of Common Stock covered by such Performance Share Award determined as of the date of such Award, the shares of Common Stock covered by the Performance Share Award shall be deemed to have been issued by the Company for services rendered by the Recipient.

9.5 Vesting Under a Performance Share Award. The Committee, in its sole discretion, shall determine the Performance Goals and other terms and conditions, if any, upon which shares covered by any Performance Share Award shall vest. The Share Vesting Agreement evidencing a Performance Share Award shall specify the Performance Goals and other vesting terms and conditions. Unvested shares covered by a Performance Share Award may not be transferred by the Recipient under any condition without the prior written consent of the Committee, which consent may be withheld in its sole discretion.

9.6 Right to Repurchase Unvested Shares upon Certain Conditions. The Share Vesting Agreement shall specify the events upon the occurrence of which the Company shall have the right to repurchase from the Recipient any or all of the Recipient’s unvested shares and the period during which the Company must exercise this right following the occurrence of the event. The Share Vesting Agreement shall also specify the “Repurchase Price Per Share” that the Company shall pay to the Recipient upon exercise of its right to repurchase unvested shares and the terms of such payment. If not otherwise specified in the Share Vesting Agreement, the right to repurchase must be exercised within forty-five (45) days after the Company receives from the Recipient written notice of the occurrence of the event, the repurchase price shall be $0.001 per share and the repurchase price shall be payable to the Recipient in cash (including by check) within ten (10) days after the date on which the right to repurchase the shares is exercised. Any right of the Company to repurchase unvested shares may be assigned by the Company in its sole discretion without notice to, or the prior consent of, the Recipient. Every Share Vesting Agreement evidencing a Performance Share Award shall contain or shall be deemed to contain a blank stock power pursuant to which the Recipient authorizes the Company or its transfer agent to transfer ownership of unvested shares from the Recipient to the Company or its assigns upon the right to repurchase being exercised.

9.7 Payment of Tax Withholding Amounts. Upon the vesting of shares under a Performance Share Award (including any Performance Share Award transferred by the Recipient pursuant to Section 12.5) or upon the Recipient making a valid election under Section 83(b) of the Internal Revenue Code, each Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. The Share Vesting Agreement may provide for, or the Committee, in its sole discretion, may allow the Recipient to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Recipient, including salary, (iii) by delivery of shares of Common Stock or other securities of the Company in accordance with Section 12.7, (iv) by the application of vested shares under the Performance Share Award in accordance with Section 12.7 but only up to the minimum statutorily required tax withholding amounts, or (v) any combination of the foregoing. In the absence of such terms in the Share Vesting Agreement, the Tax Withholding shall be paid in cash (including by check) or the Committee may authorize payment or provision for the Tax Withholding by any other means permitted by this Section 9.7.

By receiving and upon exercise of a Performance Share Award, the Recipient shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Recipient. The Committee, in its sole discretion, may permit a Recipient to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be delivered in response to a request to deliver vested shares unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company later determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Recipient, the Recipient will pay such additional amount to the Company immediately upon demand by the Company. If the Recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Recipient, including salary.

9.8 Rights as a Shareholder, Legends on Certificates, Escrow of Unvested Shares and Delivery of Vested Shares Covered by a Performance Share Award. As soon as is practicable after a Performance Stock Award is awarded by the Company, the Company will issue one or more stock certificates in the name of the Recipient for the shares covered by a Performance Share Award. For such time as and to the extent that the shares covered by a Performance Share Award remain unvested, the Company may place a restrictive legend on any stock certificate evidencing such shares, may give stop transfer instructions to the Company’s transfer agent and may place the stock certificates in escrow with the Company or an agent of the Company. Upon the vesting of shares covered by a Performance Share Award, the Recipient by notice, in such form as the Company may reasonably request, directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company request that a stock certificate covering such vested shares be issued in the name of the Recipient and delivered in accordance with such instructions as the Recipient may reasonably request.

ARTICLE X

RESTRICTED SHARE AWARDS

Restricted Share Awards may be made pursuant to this Plan in accordance with the following terms and conditions.

10.1 Requirement for a Written Share Vesting Agreement. Each Restricted Share Award will be evidenced by a Share Vesting Agreement. The Committee will determine from time to time the form of Share Vesting Agreement to be used to evidence Restricted Share Awards made pursuant to this Plan. Except as provided in Section 11.2 of Article XI, the terms of each Share Vesting Agreement must be consistent with this Plan. Any inconsistencies between any Share Vesting Agreement and this Plan will be resolved in will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article X, the terms and conditions of each Restricted Share Award do not need to be identical.

10.2 Who May Receive a Restricted Share Award. A Restricted Share Award may be made to any Employee, any director of the Company or of a Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Restricted Share Awards are awarded pursuant to this Plan. In addition, substitute Restricted Share Awards may be awarded pursuant to Section 11.2 of Article XI to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

10.3 Number of Shares Covered by a Restricted Share Award. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Restricted Share Award made pursuant to this Plan. The Share Vesting Agreement shall specify the number of shares of Common Stock covered by such Restricted Share Award.

10.4 What the Recipient Must Deliver to Receive a Restricted Share Award. The Committee, in its sole discretion, will determine whether the Recipient, in order to receive the Restricted Share Award, must make a payment, either in cash (including by check), by delivery of a promissory note or by delivery of other securities of the Company (including options to purchase securities of the Company), to the Company of all or some portion of the Fair Market Value of the shares of Common Stock covered by the Restricted Share Award. To the extent that the sum of any cash payment, any promissory note and any other securities received by the Company from the Recipient in connection with a Restricted Share Award is less than the Fair Market Value of the shares of Common Stock covered by such Restricted Share Award determined as of the date of such Award, the shares of Common Stock covered by the Restricted Share Award shall be deemed to have been issued by the Company for services rendered by the Recipient.

10.5 Vesting Under a Restricted Share Award. The Committee, in its sole discretion, shall determine the terms and conditions upon which shares covered by any Restricted Share Award shall vest. The Share Vesting Agreement shall specify the vesting schedule. Unvested shares covered by a Restricted Share Award may not be transferred by the Recipient under any condition without the prior written consent of the Committee, which consent may be withheld in its sole discretion.

10.6 Right to Repurchase Unvested Shares upon Certain Conditions. The Share Vesting Agreement shall specify the events upon the occurrence of which the Company shall have the right to repurchase from the Recipient any or all of the Recipient’s unvested shares and the period during which the Company must exercise this right following the occurrence of the event. The Share Vesting Agreement shall also specify the “Repurchase Price Per Share” that the Company shall pay to the Recipient upon exercise of its right to repurchase unvested shares and the terms of such payment. If not otherwise specified in the Share Vesting Agreement, the right to repurchase must be exercised within forty-five (45) days after the Company receives from the Recipient written notice of the occurrence of the event, the repurchase price shall be $0.001 per share and the repurchase price shall be payable to the Recipient in cash (including by check) within ten (10) days after the date on which the right to repurchase the shares is exercised. Any right of the Company to repurchase unvested shares may be assigned by the Company in its sole discretion without notice to, or the prior consent of, the Recipient. Every Share Vesting Agreement evidencing a Restricted Share Award shall contain or shall be deemed to contain a blank stock power pursuant to which the

Recipient authorizes the Company or its transfer agent to transfer ownership of unvested shares from the Recipient to the Company or its assigns upon the right to repurchase being exercised.

10.7 Payment of Tax Withholding Amounts. Upon the vesting of shares under a Restricted Share Award (including any Restricted Share Award transferred by the Recipient pursuant to Section 12.5) or upon the Recipient making a valid election under Section 83(b) of the Internal Revenue Code, each Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. The Share Vesting Agreement may provide for, or the Committee, in its sole discretion, may allow the Recipient to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Recipient, including salary, (iii) by delivery of shares of Common Stock or other securities of the Company in accordance with Section 12.7, (iv) by the application of vested shares under the Restricted Share Award in accordance with Section 12.7 but only up to the minimum statutorily required tax withholding amounts, or (v) any combination of the foregoing. In the absence of such terms in the Share Vesting Agreement, the Tax Withholding shall be paid in cash (including by check) or the Committee may authorize payment or provision for the Tax Withholding by any other means permitted by this Section 10.7.

By receiving and upon exercise of a Restricted Share Award, the Recipient shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Recipient. The Committee, in its sole discretion, may permit a Recipient to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be delivered in response to a request to deliver vested shares unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company later determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Recipient, the Recipient will pay such additional amount to the Company immediately upon demand by the Company. If the Recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Recipient, including salary.

10.8 Rights as a Shareholder, Legends on Certificates, Escrow of Unvested Shares and Delivery of Vested Shares Covered by a Restricted Share Award. As soon as is practicable after a Restricted Stock Award is awarded by the Company, the Company will issue one or more stock certificates in the name of the Recipient for the shares covered by a Restricted Share Award. For such time as and to the extent that the shares covered by a Restricted Share Award remain unvested, the Company may place a restrictive legend on any stock certificate evidencing such shares, may give stop transfer instructions to the Company’s transfer agent and may place the stock certificates in escrow with the Company or an agent of the Company. Upon the vesting of shares covered by a Restricted Share Award, the Recipient by notice, in such form as the Company may reasonably request, directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company request that a stock certificate covering such vested shares be issued in the name of the Recipient and delivered in accordance with such instructions as the Recipient may reasonably request.

ARTICLE XI

CHANGES IN CAPITAL STRUCTURE, ACQUISITIONS AND CORPORATE TRANSACTIONS

11.1 Effect of Changes in Capital Structure of the Company on the Number of Shares and Exercise Price. If the outstanding shares of Common Stock are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares of Common Stock or for other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of shares of Common Stock, or dividend payable in shares of Common Stock or other securities of the Company, the Committee will make such adjustment as it deems appropriate in the number and kind of Authorized Shares. In addition, the Committee will make such adjustment in the number and kind of shares of Common Stock or other securities covered by outstanding Stock Options and outstanding Stock-Settled SARs, as well as make an adjustment in the Exercise Price of each outstanding Stock Option and Stock-Settled SAR as the Committee deems appropriate. The vesting terms of all Stock Option Agreements, Stock-Settled SAR Agreements and Share Vesting Agreements will also be adjusted as the Committee deems appropriate. Any determination by the Committee as to what adjustments may be made, and the extent thereof, will be final, binding on all parties and conclusive.

11.2 Issuance of Substitute Awards in Connection with an Acquisition by the Company. In the event of the acquisition of an Acquired Company by the Company or any Subsidiary, Awards (in any form) may be awarded by the Company in substitution for any outstanding unexercised stock options and any unvested share grants of the Acquired Company. Such substitute Awards may deviate from the terms otherwise required by Article VI, Article VII, Article VIII, Article IX and Article X of this Plan to the extent that the Committee, in its sole discretion upon the advise of its advisors, determines that such non-conforming terms are required under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

11.3 Effect of the Occurrence of a Corporate Transaction on Continuing Rights. In the event of the occurrence of any Corporate Transaction, all outstanding Stock Options and Stock-Settled SARs that were awarded pursuant to this Plan shall terminate effective as of the effective date of such transaction, unless and only to the extent that the terms and conditions of the transaction expressly provide either (i) for the assumption of this Plan and the continuation of such Stock Options and Stock-Settled SARs or (ii) the issuance of substitute similar Awards under a plan of the acquiring or surviving entity in such transaction. Each Recipient shall be provided written notice of the expected occurrence of any Corporate Transaction at least fifteen (15) days prior to the effective date and shall be permitted to tender a notice of exercise of any Stock Option or Stock-Settled SAR in which exercise is conditioned upon the transaction actually occurring and, notwithstanding any provision of Article VIII or term of any Option Agreement, shall not be required to tender payment of the Exercise Price or amounts that the Company may be required to withhold for tax purposes until after the occurrence of the transaction. The terms and conditions of the transaction may provide for the assumption of this Plan with respect only to outstanding Performance Share Awards and Restricted Share Awards that have not fully vested and the assignment to and assumption by the surviving corporation of the rights and obligation of the Company under each outstanding Share Vesting Agreement. The Option Agreements, Stock-Settled SAR Agreements and Share Vesting Agreements that evidence Awards made under this Plan may, in the sole discretion of Committee, provide for the acceleration of vesting, either in whole or in part, under the Award. In addition, the Committee shall have the power to accelerate the vesting of any Stock Option, Stock-Settled SAR, Performance Share Award, Restricted Share Award in its sole discretion at the time of a Corporate Transaction or conditioned upon the occurrence of an expected Corporate Transaction.

ARTICLE XII

OTHER TERMS APPLICABLE TO ALL AWARDS

12.1 Underwriters’ Lock-up. Each written agreement evidencing an Award will specify that the Recipient, by accepting the Award agrees that whenever the Company undertakes a firmly underwritten public offering of its securities, the Recipient will, if requested to do so by the managing underwriter in such offering, enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Recipient provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering and provided that all of the then directors and executive officers of the Company are also requested to and do enter into a similarly restrictive agreement with the managing underwriter.

12.2 No Rights to Continued Service. Nothing in this Plan nor in any written agreement evidencing an Award will confer upon any Recipient any right to continued employment with the Company or to limit or affect in any way the right of the Company, in its sole discretion, to (a) terminate the employment of such Recipient at any time, with or without cause, (b) change the duties of such Recipient, or (c) increase or decrease the compensation of the Recipient at any time, subject, in each instance to the terms of any written employment agreement between the Company and such Recipient. Unless the written agreement evidencing an Award expressly provides otherwise, vesting under such agreement shall be conditioned upon:

1)	for Employees of the Company, the continued employment of the Recipient;

2)	for independent contractors, the Recipient continuing to provide services to the Company on substantially the same terms and conditions as such services were provided at the time of the Award; or

3)	for directors who are not Employees, the Recipient continuing to serve as a director of the Company or a Subsidiary.

Nothing in this Plan shall be construed as creating a contractual or implied right or covenant by the Company to continue such employment, service as an independent contractor or service as a director.

12.3 Who May Exercise Rights with Respect to Awards. During a Recipient’s lifetime, all rights with respect to an Award may only be exercised by the Recipient (including a legally appointed guardian or representative for the Recipient).

12.4 Beneficiary Designations. Any Recipient of an Award may, during his or her lifetime, designate a person or persons who may exercise the rights of that Recipient as to any Award made to such Recipient after the Recipient’s death. Any such designation shall be effective only if given in writing in a form and manner acceptable to the Committee and shall supercede and revoke all prior designations. In the absence of an effective designation, any vested benefits with respect to Awards under this Plan that remain unpaid at the time of Recipient’s death shall be paid to the Recipient’s estate and, subjected to the terms of this Plan and the applicable written agreement evidencing such Award, any unexercised rights of the Recipient with respect to an Award may be exercised by the administrator or executor of the Recipient’s estate.

12.5 Limited Transferability of Awards. Unless the written agreement evidencing an Award expressly states that the Award is transferable as provided in this Section 12.5, no Award granted under this Plan nor any interest therein may be sold, assigned, conveyed, gifted, pledge or otherwise transferred in any manner other than by will or the laws of descent and distribution after the death of the Recipient. The foregoing prohibition on transferability is not intended to and shall not prohibit (i) the transfer of an Award to a trust in which the Recipient is considered the sole beneficial owner under both Section 671 of the Internal Revenue Code and applicable state law, (ii) a pledge of shares to be received upon exercise of a Stock Option as security for a loan that is used to pay the Exercise Price or the (iii) transfer of shares covered by an Award after those shares are issued to the Recipient upon exercise of a Stock Option or Stock-Settled SAR or the delivery of the shares to the Recipient upon vesting of a Performance Share Grant or a Restricted Share Grant provided, in each instance, that all other applicable restrictions on transfer of such shares (whether imposed by law, the listing requirements of an exchange on which shares of Common Stock are traded, the terms of this Plan, the written agreement evidencing the Award or any share retention policy or share ownership guidelines of the Company that are applicable to the Recipient) have lapsed. Notwithstanding the foregoing, the Committee may make an Award of or amend the terms of an outstanding Stock Option, Stock-Settled SAR, Performance Share Award or Restricted Share Award to permit the transfer or assignment of an Award by means of a gift or court approved domestic relations order provided that the transferees are limited to (x) any combination of the Recipient, the Recipient’s spouse or former spouse, or the Recipient’s children, (y) is made to a trust established for the exclusive benefit of one or more of the persons identified in clause (x) in which the beneficiaries are prohibited from transferring or assigning their interests except for transfers to other persons identified in clause (x), or (z) a partnership, limited liability company or other entity in which all equity ownership interests are owned by persons identified in clause (x) and in which such equity ownership interests cannot be transferred or assigned except for transfers to other persons identified in clause (x). Any transfer of an Award permitted by this Section 12.5 shall be conditioned upon the Recipient and the transferee of such Award executing and delivering to the Company a form of Transfer and Assumption as the Committee may request. Notwithstanding any transfer of an Award, the Recipient shall remain liable to the Company for any income tax withholding amounts that the Company is required to withhold at the time the Award vests or is exercised or the shares subject to the Award are sold by the transferee. The Committee shall have sole discretion in determining whether or not an Award is transferable within the limitations set forth in this Section 12.5 and may exercise that discretion with respect to certain Awards or certain Recipients without being bound to exercise that discretion in the same manner with respect to other similar Awards or other Recipients. Any purported assignment, transfer or encumbrance that does not comply with the requirements of this Section 12.5 shall be void and unenforceable against the Company.

12.6 Repurchase of Awards. With the consent of the Recipient and upon approval of the Committee, the Company may from time-to-time repurchase Awards by payment in cash in an amount equal to the net Fair Market Value of the vested shares covered by the Award less any Exercise Price. Although the Committee is authorized by this Plan to make such repurchases, Awards shall not be made with the expectation that they will be repurchased for cash and no Recipient shall have the right to cause the Company to repurchase any Award without the consent of the Committee, which consent can be withheld by the Committee in its sole discretion.

12.7 Payment of Exercise Price or Tax Withholding with Other Securities. To the extent permitted in Section 8.2, the Exercise Price and, to the extent permitted by Section 8.3, Section 9.7 and Section 10.7, above, the

Tax Withholding may be paid by the surrender of shares of Common Stock or other securities of the Company. Payment shall be made by either (i) delivering to the Company the certificates or instruments representing such shares of Common Stock or other securities, duly endorsed for transfer, or (ii) delivering to the Company an attestation in such form as the Company may deem appropriate with respect to the Recipient’s ownership of the shares of Common Stock or other securities of the Company. For purposes of this Section 12.7, shares of Common Stock shall be valued at their Fair Market Value as of the last business day preceding the day the Company receives the Recipient’s notice of exercise with respect to the exercise of a Stock Option or Stock-Settled SAR or as of the day on which a Performance Share Award or Restricted Share Award vests. In addition to the foregoing, to the extent permitted by Section 8.3, Section 9.7 and Section 10.7, above, the Tax Withholding may be paid by the application of shares which could be received upon exercise of a Stock Option or Stock-Settled SAR or the application of shares which would otherwise be vesting under a Performance Share Award or Restricted Share Award, provided, however, that this net withholding of shares shall only be permitted up to minimum legally required tax withholding amount required under federal, state and local income and payroll taxes and Tax Withholding in excess of the minimum legally required tax withholding amount may only be satisfied in the manner previously provided in this Section 12.7. This net withholding of shares shall be accomplished by crediting toward the Recipient’s Tax Withholding obligation either (i) the difference between the Fair Market Value of a share of Common Stock and the Exercise Price of the Stock Option or Stock-Settled SAR or (ii) the Fair Market Value of a share of Common Stock with respect to a Performance Share Award or Restricted Share Award, in each instance rounded down to the nearest whole share. Any such net withholding of shares shall be considered an exercise of the Stock Option or Stock-Settled SAR to the extent that shares are so applied.

12.8 Suspension or Termination of Awards for Misconduct of the Recipient. If at any time (including after receipt of a notice of exercise or a request for delivery of vested shares) the Committee reasonably believes that a Recipient has committed an act of misconduct as described in this Section 12.8, the Committee may suspend the Recipient’s right to exercise and Stock Option or Stock-Settled SAR or to receive delivery of vested shares under a Performance Share Award or Restricted Stock Award pending a determination of whether an act of misconduct has been committed by such Recipient. For purposes of this Section 12.8, acts of misconduct shall mean (i) an act of embezzlement, fraud, dishonesty, breach of fiduciary duty, violation of securities laws involving the Company, any of its Subsidiaries or any entity or person with whom the Company or any of its Subsidiaries does business, (ii) nonpayment of any obligation to the Company or any Subsidiary, misappropriation or wrongful disclosure of any trade secret of the Company or any Subsidiary, (iii) engaging in any conduct constituting unfair competition or inducing any entity or person with whom the Company or any of its Subsidiaries does business to discontinue or materially reduce such business with the Company or its Subsidiaries and (iv) any similar conduct that materially aversely impacts or reflects on the Company. A Recipient accused of engaging in any such misconduct shall be provided the opportunity to explain the Recipient’s conduct in writing. Any determination by the Committee as to whether or not a Recipient did engage in misconduct within the meaning of this Section 12.8 shall be final, conclusive and binding on the all interested parties. If the Committee determines that the Recipient did not engage in misconduct, the Company shall immediately give effect to any notice of exercise or request for delivery of vested shares received prior to or during any period of suspension. The Company shall not have any liability to the Recipient for any loss which the Recipient may have sustained as a result of any delay in delivering shares as a result of any suspension.

12.9 Compliance with Legal Requirements. No shares of Common Stock will be issued with respect to any Award of a Performance Share Award or Restricted Stock Award or upon the exercise of any Stock Option or Stock-Settled SAR unless the exercise and issuance of the shares of Common Stock will comply with (i) all relevant provisions of law, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, all applicable state securities laws and the Internal Revenue Code, each as amended and including the respective rules and regulations promulgated under each of the foregoing, (ii) any registration under the Securities Act in effect with respect to the Plan, and (iii) the requirements of any stock exchange or market upon which the Common Stock may then be listed. Compliance with such provisions shall be subject to the approval of legal counsel for the Company. The Company will not be liable to any Recipient or any other person for any delay in issuing or failure to issue shares of Common Stock where such delay or failure is due to the inability of the Company to obtain all permits, exemptions or approvals from regulatory authorities which are deemed necessary by the Company’s legal counsel. The Board may require any action or agreement by a Recipient as may be necessary, from time to time, to comply with the federal and state securities laws. The Company will not be obliged to prepare, file or maintain a registration under the Securities Act with respect to the Plan or to take any actions with respect to any state securities laws.

ARTICLE XIII

AMENDMENT OF PLAN

The Board of Directors, at any time and from time to time, may modify or amend this Plan as it deems advisable except that any amendment (i) increasing the number of shares of Common Stock issuable pursuant to this Plan either in aggregate or as to any type of Award, (ii) expanding the group of persons eligible to receive Awards or (iii) reducing the Exercise Price permitted by Article V or Article VI with respect to Stock Options or the Exercise Price permitted by Article VII with respect to Stock-Settled SARs, (iv) reducing the Exercise Price of then outstanding Stock Options or Stock-Settled SARs or (v) otherwise required to be approved by the shareholders of the Company under any applicable law, accounting principle or the requirements of any stock exchange or market upon which the Common Stock may then be listed, shall only become effective if and when such amendment is approved by the shareholders of the Company. No amendment will be made that adversely impacts the rights of any Recipient under an outstanding Award without the written consent of the Recipient unless the Committee in its sole discretion determines either (x) that the amendment is required or advisable for the Company, this Plan or such Award to satisfy any law or regulation or the requirements of any applicable accounting standard or (y) is not reasonably likely to significantly diminish the benefits provided to the Recipient under the Award or that the Recipient has been adequately compensated for such diminishment in benefits.

This Amended and Restated Plan is dated as of and approved and adopted by the Board of Directors of the Company at a meeting held on February 17, 2005 and ratified by shareholders on May 5, 2005, and further amended by the Board of Directors May 1, 2009.